Exhibit 99.2

MC SERVICES, LLC

Financial Statements

as of and for the Years Ended

December 31, 2018 and 2017 and

Independent Auditors’ Report

Independent Auditors’ Report

To the Member of

MC Services, LLC

Austin, Texas:

We have audited the accompanying financial statements of MC Services, LLC (the “Company”), which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of income, member’s capital and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Maxwell Locke & Ritter LLP

Austin, Texas

March 28, 2019

MC SERVICES, LLC

BALANCE SHEETS
DECEMBER 31, 2018 AND 2017
	2018	2017
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$109,674	$85,084
Accounts receivable	120,833	69,566

Total current assets	230,507	154,650

PROPERTY AND EQUIPMENT, net	992,913	816,580

TOTAL	$1,223,420	$971,230

LIABILITIES AND MEMBER’S CAPITAL

CURRENT LIABILITIES:
Accounts payable	$180	$559
Accrued expenses	3,589	1,745
Current portion of long-term debt	89,231	-

Total current liabilities	93,000	2,304

LONG-TERM DEBT, less current portion	435,165	-

Total liabilities	528,165	2,304

MEMBER’S CAPITAL	695,255	968,926

TOTAL	$1,223,420	$971,230

See notes to financial statements.

MC SERVICES, LLC

STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

REVENUES	$891,658	$852,270

COST OF REVENUES	591,978	487,478

GROSS PROFIT	299,680	364,792

OPERATING EXPENSES-
General and administrative	56,495	39,105

OPERATING INCOME	243,185	325,687

OTHER INCOME (EXPENSE):
Interest income	127	490
Interest expense	(16,983)	-

Total other income (expense), net	(16,856)	490

NET INCOME	$226,329	$326,177

See notes to financial statements.

MC SERVICES, LLC

STATEMENTS OF MEMBER’S CAPITAL

YEARS ENDED DECEMBER 31, 2018 AND 2017

BALANCE, December 31, 2016	$1,142,749

Distributions to member	(500,000)

Net income	326,177

BALANCE, December 31, 2017	968,926

Distributions to member	(500,000)

Net income	226,329

BALANCE, December 31, 2018	$695,255

See notes to financial statements.

MC SERVICES, LLC

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$226,329	$326,177
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	469,518	366,508
Gain on disposal of property and equipment	(3,680)	(12,433)
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(51,267)	57,025
Accounts payable	(379)	(63)
Accrued expenses	1,844	(300)

Net cash provided by operating activities	642,365	736,914

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(665,721)	(257,217)
Proceeds from disposals of property and equipment	23,550	12,800

Net cash used in investing activities	(642,171)	(244,417)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	580,772	-
Principal payments on long-term debt	(56,376)	-
Member distributions	(500,000)	(500,000)

Net cash provided by (used in) financing activities	24,396	(500,000)

NET CHANGE IN CASH AND CASH EQUIVALENTS	24,590	(7,503)

CASH AND CASH EQUIVALENTS, beginning of year	85,084	92,587

CASH AND CASH EQUIVALENTS, end of year	$109,674	$85,084

SUPPLEMENTAL DISCLOSURE-

Interest paid in cash	$16,983	$-

See notes to financial statements.

MC SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2018 AND 2017

1.	ORGANIZATION

MC Services, LLC (the “Company”), a Texas limited liability company formed in 2009 and headquartered in Austin, Texas, provides concrete washout pan services, leases concrete placing equipment, and provides haul services for equipment in Central Texas.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

Use of Estimates - The preparation of financial statements in conformity with U.S. GAAP as defined by the FASB ASC requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents - The Company considers all liquid investments with maturities at the date of acquisition of three months or less to be cash equivalents.

Accounts Receivable - Accounts receivable are recorded at the value of the revenue earned and require payment within thirty days. Account balances with charges over thirty days old are considered delinquent and management begins collection efforts at this time. Delinquent accounts receivable invoices do not accrue interest.

The Company provides credit in the normal course of business to customers and continually monitors each customer’s creditworthiness individually and recognizes allowances for estimated bad debts on customer accounts that are no longer estimated to be collectible.  The Company regularly adjusts any allowance for subsequent collections and final determination that an account is no longer collectible.  The Company had no allowance for doubtful accounts at December 31, 2018 and 2017 as management deemed all outstanding accounts receivable balances collectible.

Property and Equipment - Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets, which range from three to five years. Depreciation is computed using the straight-line method. Maintenance and repairs that do not improve or extend the useful life of the respective asset are expensed as incurred.

Impairment of Long-Lived Assets - Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the amount recorded may not be recoverable. An impairment loss is recognized by the amount in which the carrying amount of the asset exceeds fair value, if the carrying amount of the asset is not recoverable.

Revenue Recognition - Project revenue is recorded as projects are completed, and all projects are short-term in nature with the majority of projects lasting one day. Revenue from short-term equipment rental is billed monthly and recognized upon the passage of time.

Cost of Revenues - Cost of revenues includes operations labor costs as well as construction materials and supplies.

Income Taxes - The Company files income tax returns in the U.S. federal jurisdiction and the State of Texas. The Company is taxed as a partnership for federal income tax purposes; accordingly, all taxable income, losses, deductions and credits are allocated to the member who is responsible for the payment of taxes thereon. Therefore, no provision has been made for federal income taxes.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the relevant taxing authority based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.  Management evaluated the Company’s tax positions for all open tax years and believes the Company has no material uncertain tax positions and has recorded no related interest or penalties for the years ended December 31, 2018 and 2017.

Concentrations of Credit Risk - Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with a limited number of high quality financial institutions and may exceed the amount of insurance provided on such deposits. The Company monitors the creditworthiness of its customers to which it grants credit terms in the normal course of business. Although the Company does not currently foresee a significant credit risk associated with these receivables, repayment is dependent upon the financial strength of the customers. Two customers accounted for 65% and three customers accounted for 78% of total accounts receivable at December 31, 2018 and 2017, respectively.

The Company is also subject to risk related to volumes transacted with particular customers. For the year ended December 31, 2018, three customers accounted for 37% of total revenues. For the year ended December 31, 2017, three customers accounted for 41% of total revenues.

Recently Issued Accounting Pronouncements - In May 2014 and August 2015, the FASB issued Accounting Standards Updates (“ASU”) No. 2014-09 and No. 2015-14, Revenue from Contracts with Customers, which supersede the revenue recognition requirements in Accounting Standards Codification 605, Revenue Recognition, and most industry-specific guidance included in the Accounting Standards Codification. The standard requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The standard is effective retrospectively for fiscal years beginning after December 15, 2018, and early adoption is permitted. The Company is currently evaluating the impact the new standard will have on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires the recognition of lease assets and lease liabilities by lessees for all leases, including leases previously classified as operating leases, and modifies the classification criteria and accounting for sales-type and direct financing leases by lessors. Leases continue to be classified as finance or operating leases by lessees and both classifications require the recognition of a right-of-use asset and a lease liability, initially measured at the present value of the lease payments in the balance sheet. Interest on the lease liability and amortization of the right-of-use asset are recognized separately in the statement of income for finance leases and as a single lease cost recognized on the straight-line basis over the lease term for operating leases. The standard is effective using a modified retrospective approach for fiscal years beginning after December 15, 2019, and early adoption is permitted. The Company is currently evaluating the impact the standard will have on its financial statements.

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31:

	2018	2017
Machinery and equipment	$2,130,490	$1,507,999
Less accumulated depreciation	(1,137,577)	(691,419)
Total	$992,913	$816,580

Depreciation expense for the years ended December 31, 2018 and 2017 was $469,518 and $366,508, respectively, and included in cost of revenues.

4.	LONG-TERM DEBT

On April 10, 2018, the Company entered into a $580,772 loan agreement with a related party (the “Loan”). Payments of principal and interest are due monthly beginning on May 10, 2018 at the prime rate less 0.5% (5.0% at December 31, 2018). The Loan is secured by certain equipment, guaranteed by the member of the Company, and matures April 10, 2024. The Company is required to comply with certain financial covenants under the Loan, including a debt service coverage ratio.

Required principal payments on long-term debt as of December 31, 2018 were as follows:

2019	$89,231
2020	93,102
2021	97,245
2022	101,519
2023	105,981
Thereafter	37,318
Total	$524,396

5.	RELATED PARTY TRANSACTIONS

The Company recognized revenue from an entity owned by the member for equipment leasing and trucking services totaling $22,210 and $67,556 for the years ended December 31, 2018 and 2017, respectively.  The Company incurred interest expense of $16,983 on the Loan for the year ended December 31, 2018.

6.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 28, 2019, the date the financial statements were available to be issued.

On March 18, 2019, the Company entered into an Interest Purchase Agreement pursuant to which the member agreed to sell all of the outstanding equity interests of the Company in an all-cash transaction.  The transaction is expected to close in the second calendar quarter of 2019, subject to regulatory approvals and other customary closing conditions.